EXHIBIT 99.1

News Release
The York Water Company
130 East Market Street
York, PA 17401
Contact:	Jeffrey S. Osman, President

Phone:	717-845-3601	FOR IMMEDIATE RELEASE

YORK WATER COMPANY ACQUIRES ABBOTTSTOWN BOROUGH WATER SYSTEM

York, Pennsylvania, February 2, 2006: The York Water Company's (Nasdaq:YORW) President, Jeffrey S. Osman, announced today the Company has entered into an agreement to acquire the water system of Abbottstown Borough which serves approximately 400 customers in Adams County, Pennsylvania. The agreement is subject to the approval of the Pennsylvania Public Utility Commission and Pennsylvania Department of Environmental Protection.

Following acquisition, the Company will serve the customers of the Borough by using York Water's fully filtered and treated water supply. This treated water supply will be provided through a main which will be constructed by York Water to interconnect with the Borough's existing distribution facilities. The interconnection is expected to be completed by September 1, 2006. After September 1, 2006, the residents and businesses of the Abbottstown Borough will enjoy "That good York water."

This acquisition marks the Company's first entry into the growing Adams County region, one of the fastest growing regions in Pennsylvania.

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